Exhibit 32.1
STATEMENT PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, the undersigned certifies that, to her knowledge, this Quarterly Report on Form 10-Q for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Infinity Pharmaceuticals, Inc.

Date: May 9, 2023	/s/ Adelene Q. Perkins
Adelene Q. Perkins
Chief Executive Officer
(Principal Executive Officer & Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Infinity Pharmaceuticals, Inc. and will be retained by Infinity Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.